                                                                   Exhibit 23.5

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement and Prospectus of The Aristotle Corporation of our report dated March 9, 2001, accompanying the consolidated financial statements of American Educational Products, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

/s/ Hein + Associates LLP

Hein + Associates LLP

Denver, Colorado

May 7, 2002